Exhibit 10.9

Prepared by and upon recordation return to: Kane Russell Coleman & Logan PC 1601 Elm Street, Suite 3700 Dallas, Texas 75201 Attn: Gordon B. Russell, Esq.	SPACE ABOVE THIS LINE FOR RECORDER’S USE

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

MODIFICATION OF DEED OF TRUST,
ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT
[BHFS III, LLC]

THIS MODIFICATION OF DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT (this “Modification”) dated as of December 27, 2012 (the “Effective Date”), is made and entered into by and among BHFS III, LLC, a Delaware limited liability company (“Grantor”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as Administrative Agent (“Administrative Agent”) acting for and behalf of REGIONS BANK, an Alabama banking corporation (“Regions”), and Bank of America (Regions and Bank of America are hereinafter referred to collectively, along with their successors and assigns, as the “Lenders”, and individually, a “Lender”), who agree as follows:

RECITALS

A.                                    Frisco Square F1-1, Ltd., a Texas limited Partnership (“Frisco Square”), entered into a lending transaction with Compass Bank, as evidenced by that certain Promissory Note (“2007 Note”) dated March 8, 2007, executed by Frisco Square in the original principal amount of $8,889,000.00.  The 2007 Note was assigned by Compass Bank to Administrative Agent for the benefit of Lenders when Lenders entered into a lending transaction with Grantor, BHFS I, LLC, BHFS II, LLC, and BHFS IV, LLC, each a Delaware limited liability company (collectively, the “Syndicated Borrowers”) on July 28, 2008 (“2008 Loan”), such 2008 Loan being governed by that certain Loan Agreement, as amended from time to time (“2008 Loan Agreement”), and as evidenced by those certain Promissory Notes (“2008 Notes”), dated July 28, 2008, executed by Syndicated Borrowers, in the aggregate original principal amount of $57,779,019.00.

B.                                    The 2008 Loan is secured by, among other things, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement (the “Original Mortgage”) dated March 8, 2007, executed by Frisco Square for the benefit of

Compass Bank, recorded as Document Number 2007070309000324820 in the Real Property Records of Collin County, Texas; as amended by (a) that certain Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated effective as of July 28, 2008, recorded on July 30, 2008 in the Real Property Records of Collin County, Texas as Document No. 20080730000922800; (b) that certain First Loan Amendment Agreement (Land Tranche) dated effective as of July 28, 2009, recorded on August 4, 2009 in the Real Property Records of Collin County, Texas as Document No. 20090804000980450; (c) that certain Second Loan Amendment Agreement dated effective as of September 28, 2009, recorded on October 6, 2009 in the Real Property Records of Collin County, Texas as Document No. 20091006001238040; (d) that certain Third Loan Amendment Agreement dated effective as of October 28, 2009, recorded on December 2, 2009 in the Real Property Records of Collin County, Texas as Document No. 20091202001452340; (e) that certain Fourth Loan Amendment Agreement dated effective as of July 28, 2011, recorded on August 15, 2011 in the Real Property Records of Collin County, Texas as Document No. 20110815000858040; and (f) that certain Fifth Loan Amendment Agreement dated effective as of August 28, 2011, recorded on September 6, 2011 in the Real Property Records of Collin County, Texas as Document No. 20110906000942210.  The Original Mortgage and the amendments thereto are collectively referred to herein as the “Mortgage”.

C.                                    The 2008 Notes matured on January 28, 2012, and as a result of such maturity, all amounts owed by Syndicated Borrowers under the 2008 Loan Agreement became due and payable on that date, after which time Syndicated Borrowers were in default.

D.                                    On June 13, 2012, the Syndicated Borrowers, along with BHFS Theater, LLC, a Delaware limited liability company (“BHFS Theater”), and Behringer Harvard Frisco Square LP, a Delaware limited partnership (“BHFS LP”; Syndicated Borrowers, BHFS Theater and BHFS LP are collectively referred to herein as the “Borrowers”) filed voluntary petitions for relief commencing bankruptcy cases under Chapter 11 of the United States Bankruptcy Code, jointly administered under Bankruptcy Case No. 12-41581, in the United States Bankruptcy Court for the Eastern District of Texas, Sherman Division (the “Bankruptcy Court”).

E.                                     The Borrowers subsequently filed Debtors Amended Joint Consolidated Plan of Reorganization (the “Plan”) in the Bankruptcy Court.  The Bankruptcy Court entered its order (“Order”) confirming the Plan on December 20, 2012, and the Plan is in effect in accordance with its terms.

F.                                      Pursuant to the Plan and Order, Grantor, BHFS II, LLC and BHFS IV, LLC entered into that certain Parking and Access Agreement (“Parking and Access Agreement”) with BHFS IV, LLC (the “Parking Property Owner”), dated as of the date hereof, to be recorded in the Real Property Records of Collin County, Texas, pursuant to which, among other things, Parking Property Owner has granted to Grantor certain parking and access easements and appurtenant rights covering the lands (the “Easement Estate”) more particularly described in Exhibit “A attached hereto and made a part hereof.

G.                                    Pursuant to the Plan and Order, Borrowers, Lenders and Administrative Agent have entered into, are entering into concurrently herewith, or contemplate entering into, that certain Amended and Restated Loan Agreement dated of even date herewith (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a reinstatement and renewal loan (the “Loan”) to Borrowers for the reinstatement, renewal, extension and modification of the 2008 Loan.  This Modification, the Loan Agreement, and all other documents now or hereafter securing, guaranteeing or executed by Grantor in connection with the Loan are, as the same have been or may be amended, restated, modified or supplemented from time to time, are hereafter referred to collectively as the “Loan Documents”).

H.                                   Grantor desires to amend the Original Mortgage, and Lenders hereby agree to amend the Original Mortgage, in order to reflect (i) the release of the Released Land; (ii) the addition of the Easement Estate as collateral to the Original Mortgage; and (iii) the restatement of the Assignment of Rents and Leases.

AGREEMENTS

FOR AND IN CONSIDERATION of the foregoing Recitals, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Administrative Agent, Lenders and Grantor do hereby agree as follows:

1.                                      Recitals.  The above recitals (the “Recitals”) serve as the basis for this Modification and are incorporated herein and made a part hereof for all purposes.  Grantor, Administrative Agent and Lenders each hereby acknowledge the Recitals to be true and correct as of the Effective Date and are contractual.  In the event of a conflict between any sentence, term, or paragraph of this Modification, then such terms and provisions of this Modification shall control and prevail.  Otherwise, the terms and provisions of the Mortgage shall remain unchanged and in full force and effect.

2.                                      Definitions.

A.                                    Article 1, Section 1.2(a) of the Original Mortgage is hereby amended and modified by adding the following definitions:

“‘Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Texas, Sherman Division.

“Plan” means the Amended Joint Consolidated Plan of Reorganization filed by Borrowers under Bankruptcy Case No. 12-41581 in the Bankruptcy Court.

“Supplemental Syndicated Note” means that certain Promissory Note, issued by the Borrowers for the benefit of Administrative Agent, for the ratable benefit of the Lenders, in the original principal amount of $400,000, as such amount may be modified pursuant to an order from the Bankruptcy Court, for the Supplemental Syndicated Claims (as defined in the Plan).”

B.                                    The definition of “Borrower”, “Loan Agreement” and “Note” contained in Article 1, Section 1.2(a) of the Original Mortgage are hereby deleted in their entirety and replaced and reinstated in their entirety with the following:

“Borrowers” means, collectively, Grantor, BHFS I, LLC, a Delaware limited liability company, BHFS II, LLC, a Delaware limited liability company, BHFS IV, LLC, a Delaware limited liability company, BHFS Theater, LLC, a Delaware limited liability company, and Behringer Harvard Frisco Square LP, a Delaware limited partnership.

“Loan Agreement” means that certain Amended and Restated Loan Agreement dated December 27, 2012, executed by and between Grantor, Borrowers, Administrative Agent, and Lenders, as the same may from time to time be renewed, extended, supplemented, increased or modified.

“Note” means (a) that certain Promissory Note (“First Note”) dated March 8, 2007, executed by Grantor, payable to the order of Compass Bank, in the original principal amount of $8,889,000.00; such First Note being assigned by Compass Bank to Administrative Agent for the benefit of Lenders and modified and extended by that certain Promissory Note (“Second Note”), dated July 28, 2008, executed by Grantor, payable to Bank of America, N.A., as Administrative Agent for the ratable benefit of Lenders, in the stated principal amount of $9,100,000.00; such Second Note, pursuant to the Plan, being modified by that certain Promissory Note (“Third Note”), dated of even date herewith, executed by Borrowers, payable to Bank of America, N.A., as Administrative Agent for the ratable benefit of Lenders, in the stated principal amount of $6,394,626.52; and (b) all other notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, as provided in the Loan Agreement, whether in whole or in part or one or more, as any or all of such notes may from time to time be renewed, extended, supplemented, increased or modified, each bearing interest as provided in the Loan Agreement.

3.                                      Additional Collateral.

A.                                    Article I, Section 1.3 of the Original Mortgage is hereby amended and modified by adding the following provision as Section 1.3(e):

“(e)                            Grantor’s rights, title and interest in and to that certain Parking and Access Agreement dated December 27, 2012, executed by Grantor, BHFS II, LLC, a Delaware limited liability company, and BHFS IV, LLC, a Delaware limited liability company (the “Parking and Access Agreement”), and any and all rights (including, but not limited to, the Easements (as defined therein)), benefiting Grantor (i) created by the Parking and Access Agreement in and to and covering the lands more particularly described in Exhibit “B” attached hereto and made a part hereof (the “Easement Estate”), but specifically excluding any interest in the ownership interest in fee estate of land under the Easement Estate, together with (ii) any and all rights of Grantor in any other agreement entered into by and between Grantor and any other party which provides parking and/or related facilities for use by the Grantor and its employees and/or guests (an “Additional Parking Agreement”; any Additional Parking Agreement and the Parking and Access Agreement are collectively referred to herein as the “Parking Agreements”, and all of the rights granted to Grantor in and to and created under the Parking Agreements are collectively referred to herein as the “Parking Rights”).”

B.                                    Article II, Section 2.1 of the Original Mortgage is hereby amended and modified by adding the following provision as Section 2.1(r):

“(r)                              Parking Agreements.

(i)                                     Grantor does hereby expressly release, relinquish, transfer, convey and assign unto Administrative Agent, for the benefit of the Loan Parties, all its right, power and authority to cancel, terminate, vacate, surrender, amend, modify or alter in any way the terms and provisions of any of the Parking Agreements, except to the extent such actions are expressly permitted pursuant to the terms of the Parking and Access Agreement.

(ii)                                  Grantor covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or tend to impair the security of this Mortgage.

(iii)                               Notwithstanding any other provision of this Mortgage and prior to or after either (i) the occurrence of a Default or an Event of Default or (ii) a default under any of the Parking Agreements, if Grantor shall fail to do so, Administrative Agent may (but shall not be obligated to): (A) take any such action Administrative Agent deems reasonably necessary or desirable to cure, in whole or in part, any failure of compliance by (1) Grantor under any of the Parking Agreements or (2) any Parking Property Owner (as defined in the Parking and Access Agreement) under any of the Parking Agreements; and upon the receipt by Administrative Agent from Grantor, the easement grantor under any of the Parking Agreements, or any other party under any of the Parking Agreements, of any written notice of breach or default by Grantor as the easement grantee thereunder, Administrative Agent may rely thereon, and such notice shall constitute full authority and protection to Administrative Agent for any action taken or omitted to be taken in good faith reliance thereon; and (B) enforce any and all rights and remedies of Grantor, as the easement grantee, under the Parking Agreements. All sums, including reasonable attorneys’ fees, accountants’ fees and consultants’ fees, so expended by the Administrative Agent to cure or prevent any such breach or default, expended to sustain the lien of this Mortgage or its priority or enforcing any rights or remedies of Grantor, as the easement grantee, under the Parking Agreements, shall be deemed secured by this Mortgage and shall be paid by the Grantor within 30 days after written demand by Administrative Agent, with interest at the lesser of (x) the Past Due Rate (as defined in the Loan Agreement), or (y) the maximum rate permitted by law. Nothing in this Section 2.1(r) shall limit Grantor’s rights under any of the Parking Agreements to contest in good faith requirements of law or other similar matters to the fullest extent permitted by law. Subject to the rights of permitted subtenants, Grantor hereby expressly grants to Administrative Agent, and agrees that Administrative Agent shall have, the absolute and immediate right to enter in and upon the Land, the Parking Area (as defined in the Parking and Access Agreement) and the improvements thereon or any part thereof to such extent and as often as Administrative Agent, in its reasonable discretion, deems necessary or desirable in order to cure any such breach or default or alleged breach or default by Grantor.

(iv)                              Except as otherwise expressly provided in this Section 2.1(r), Grantor shall not make any election or give any consent or approval for which a right to do so is conferred upon Grantor as easement grantee under any of the Parking Agreements without Administrative Agent’s prior written consent, which consent, except as otherwise reserved by Administrative Agent under this Mortgage or the Parking Agreement in question, and so long as (i) no Event of Default is continuing and (ii) the terms of such Parking Agreement expressly and specifically requires the Administrative Agent to act in a reasonable manner, shall not be unreasonably withheld.

(v)                                 So long as this Mortgage is in effect, there shall be no merger of any of the Parking Agreements or any interest therein, or of the easement estates created thereby, with the easement grantor’s fee estate in the Easement Estate or any portion thereof by reason of the fact that any of the Parking Agreements or such interest therein may be held directly or indirectly by or for the account of any person who shall hold the easement grantor’s fee estate in the Easement Estate or any portion thereof or any interest of the easement grantor under any of the Parking Agreements.  In case the Grantor acquires the easement grantor’s fee title to the Easement Estate, this Mortgage shall attach to and cover and be a lien upon the easement grantor’s fee title and shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage. Grantor shall notify Administrative Agent of any such acquisition and, on written request by Administrative Agent, shall cause to be executed and recorded all such other documentation and further assurances or other instruments in writing as may, in the reasonable opinion of Administrative Agent, be necessary or appropriate to effect the intent and meaning hereof and shall, at the sole cost of Grantor, deliver to

Administrative Agent an endorsement to Administrative Agent’s loan title insurance policy insuring that such fee title is subject to the lien of this Mortgage and free and clear of all liens other than the Permitted Encumbrances.

(vi)                              In case the Grantor obtains an easement (the “Temporary Replacement Easement”) to the Replacement Easement Land (as defined in the Parking and Access Agreement), such Temporary Replacement Easement shall be deemed after acquired property of Grantor and the lien of this Mortgage shall simultaneously attach to and cover and be a lien upon any and all rights of Grantor covering the Temporary Replacement Easement and shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage. Grantor shall notify Administrative Agent of any such Temporary Replacement Easement to the Replacement Easement Land and, on written request by Administrative Agent, shall cause to be executed and recorded all such other documentation and further assurances or other instruments in writing as may, in the reasonable opinion of Administrative Agent, be necessary or appropriate to effect the intent and meaning hereof, including, but not limited to, an amendment to this Mortgage expressly extending the lien of this Mortgage to encumber the Temporary Replacement Easement, and shall, at the sole cost of Grantor, deliver to Administrative Agent an endorsement to Administrative Agent’s loan mortgage title insurance policy insuring that Grantor’s title to the Temporary Replacement Easement is subject to the lien of this Mortgage and free and clear of all liens other than the Permitted Encumbrances.  Grantor’s failure to execute and record all such documentation and further assurances or other instruments in writing as may, in the reasonable opinion of Administrative Agent, be necessary or appropriate to effect the intent and meaning of this Section2.1(r)(vi) shall constitute a Default (as defined below) under Section 4.1(a) of this Mortgage.

(vii)                           In the event that the Grantor, as easement grantee under any of the Parking Agreements, exercises any option or right to purchase any parcel of land, which option or right is granted under any of said Parking Agreements, then upon the vesting of the title of such parcel in the Grantor, this Mortgage shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage, provided that in the event of the failure of Grantor to exercise such option, Administrative Agent shall have, and is hereby granted, the irrevocable right to exercise any such option, whether in its own name and behalf, or in the name and behalf of its designee or nominee, or in the name and behalf of Grantor, or in any other manner authorized under the Parking Agreements as Administrative Agent shall in its sole discretion determine.

(viii)                        Notwithstanding any contrary provision of this Mortgage with respect to each of the Parking Agreements:

(1)                                 The lien of this Mortgage attaches to all of Grantor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the United States Bankruptcy Code (“Bankruptcy Code”) (11 U.S.C. Section 365(h)), including without limitation all of Grantor’s rights to remain in possession of the Land;

(2)                                 Grantor shall not, without Administrative Agent’s prior written consent, elect to terminate any of the Parking Agreements under subsections 365(a) or 365(d) of the Bankruptcy Code (11 U.S.C. Sections 365(a), (d)), and any such election made without Administrative Agent’s prior written consent shall be void;

(3)                                 Grantor shall not, without Administrative Agent’s prior written consent, elect to treat any of the Parking Agreements as terminated under Subsection 365(h)(1)(A)(i) of the Bankruptcy Code (11 U.S.C. Section 365(h)(l)(A)(i)), and any such election made without Administrative Agent’s prior written consent shall be void;

(4)                                 As additional security for the Grantor’s Secured Indebtedness, Grantor hereby unconditionally assigns, transfers and sets over to Administrative Agent all of Grantor’s claims and rights to the payment of damages arising from any rejection by the easement grantor of the applicable Parking Agreements under the Bankruptcy Code, and Administrative Agent and Grantor shall proceed jointly or in the name of grantor in respect of any claim, suit, action or proceeding relating to the rejection of the applicable Parking Agreements, including without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, objections, notices and other documents in any case in respect of such lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Grantor’s Secured Indebtedness have been satisfied and discharged in full. Any amounts received by Administrative Agent or Grantor as damages arising out of the rejection of any of the Parking Agreements, as aforesaid, shall be applied first to all costs and expenses of Administrative Agent (including attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this subsection (4) and then in accordance with other applicable provisions of this Mortgage;

(5)                                 If, pursuant to subsection 365(h)(1)(B) of the Bankruptcy Code (11 U.S.C. Section 365(h)(l)(B)), Grantor seeks to offset against the rent reserved in any of the Parking Agreements the amount of any damages caused by the nonperformance of any of the easement grantor’s obligations under the applicable Parking Agreements after the rejection by the easement grantor of such applicable Parking Agreements under the Bankruptcy Code, Grantor shall, prior to effecting such offset, notify Administrative Agent in writing of its intent to do so, setting forth the amounts proposed to be offset and, in the event Administrative Agent objects, Grantor shall not effect any offset of the amounts to which Administrative Agent objects;

(6)                                 If any action, proceeding, motion or notice shall be commenced or filed in respect of the easement grantor or the Land in connection with any case under the Bankruptcy Code, Administrative Agent and Grantor shall cooperatively conduct and control any such litigation with counsel agreed upon between Grantor and Administrative Agent in connection therewith.  Grantor shall, upon demand, pay to Administrative Agent all costs and expenses (including reasonable attorneys’ fees, accountants’ fees and consultants’ fees) paid or incurred by Administrative Agent in connection with the cooperative prosecution or conduct of any such proceedings; and

(7)                                 Grantor shall promptly, after obtaining knowledge thereof, notify Administrative Agent orally, followed by confirmation in writing, of any filing by or against the easement grantor of a petition under the Bankruptcy Code. Grantor shall thereafter forthwith give written notice of such filing to Administrative Agent, setting forth any information available to Grantor with respect to the date of such filing, the court in which such petition was filed, and the relief sought therein. Grantor shall promptly deliver to Administrative Agent, following its receipt thereof, any and all notices, summonses, pleadings, applications and other documents received by Grantor in connection with any such petition and any proceedings relating thereto.

(ix)                              Notwithstanding anything in this Section 2.1(r) to the contrary, so long as no Event of Default shall have occurred and then be continuing, the provisions of Section 2.1(r)(viii)(1) though 2.1(r)(viii)(4) shall not apply to the Additional Parking Agreements.”

C.                                    Exhibit “A” of this Modification shall be added to the Original Mortgage as Exhibit “B” to the Original Mortgage.

4.                                      Additional Security.  Article 1, Section 1.4 of the Original Mortgage is hereby deleted in its entirety and replaced and reinstated in its entirety with the following:

“Section 1.4.                           Security Interest.  Grantor hereby grants to Administrative Agent a security interest in all of the Property which constitutes personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the “Collateral”) to secure the obligations of Grantor under the Note, the Supplemental Syndicated Note, Loan Agreement and Loan Documents and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Mortgage.  In addition to its rights hereunder or otherwise, Administrative Agent shall have all of the rights of a secured party under the UCC, as in effect from time to time, or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law.”

5.                                      Amendment of Assignment of Leases and Rents.  Article III of the Mortgage is hereby deleted in its entirety and replaced and reinstated in its entirety with the following:

“ARTICLE 3
ASSIGNMENT OF RENTS AND CONTRACTS

3.1                               Assignment of Rents.  Grantor hereby irrevocably, presently and unconditionally assigns to Administrative Agent, for the benefit of Loan Parties, all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become clue, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”) as security for the performance of the Secured Indebtedness, it being the intention of Grantor and Administrative Agent that this conveyance be unconditional, presently and immediately effective.  Article 3 of this Mortgage is governed by the Chapter 64 of the Texas Property Code, as amended from time to time (the “Act”), and accordingly, rights afforded to Administrative Agent under this Article 3 constitute a security interest in the Rents, which shall be collected by Grantor subject to the Act and in accordance with Article 3 hereof.

3.2                               Collection of Rents.  Subject to the terms and provisions of Section 3.3 hereof, Grantor may exercise and enjoy all incidences of the status of a lessor with respect to the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor.  Grantor shall receive all Rents and will apply the Rents so collected first to the payment of the amount due under the Note, next to the performance and discharge of the obligations or sums due hereunder or under the Loan Documents, and next to the payment of operating expenses with respect to the Property.  Thereafter, Grantor may use the balance of the Rents collected in any manner consistent with the Loan Documents.  Neither this assignment nor the receipt of Rents by Administrative Agent (except to the extent, if any, that Administrative Agent actually receives and applies such Rents to the Secured Indebtedness at its election) shall effect a pro tanto payment of the Secured Indebtedness.  Rents actually received by Administrative Agent shall be applied by Administrative Agent as provided in Section 3.2 hereof.  Administrative Agent shall not be deemed to have received Rents or to have applied Rents to the Secured Indebtedness until the money is actually received by Administrative Agent as provided in the Loan Documents, or at such other place as Administrative Agent shall designate in writing.  Administrative Agent shall not apply Rents to the Secured Indebtedness after foreclosure or any other transfer of all or any part of the Property to Administrative Agent or any third party.

3.3                               Rights Relating to Rents.  Grantor has, pursuant to Section 3.1 of this Mortgage, assigned to Administrative Agent all Rents under each of the “Leases” covering all or any portion of the Property.  The term “Lease” or “Leases” shall herein mean each existing or future lease, sublease (to the extent of Grantor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty.  Upon the occurrence of an Event of Default or as otherwise provided in the Act, Administrative Agent, or Trustee on Administrative Agent’s behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Property or any part thereof, and in its own name, sue for or otherwise collect the Rents in accordance with the Act. Administrative Agent may (in its sole discretion), upon the occurrence of an Event of Default (as defined in Section 4.1 hereof), deliver a written notice from Administrative Agent or the Trustee to Grantor instructing Grantor to deliver to Administrative Agent all accruing Rents and all Rents that have accrued but are unpaid (a “Rent Demand”) or deliver a notice in substantially the form set forth in Section 64.056 of the Act sent by Administrative Agent or Trustee to a lessee demanding payment by the lessee to Administrative Agent of all unpaid accrued Rents and all unaccrued Rents as they accrue (a “Notice of Enforcement”).  Grantor agrees that pursuant to Section 64.002(a)(3) of the Act, any Rent Demand sent by Administrative Agent may be sent to Grantor in any manner and to any address described in Section 6.13 of this Mortgage.  As described in Section 64.060 of the Act, Grantor shall, within ten days after its receipt of a Rent Demand, deliver to Administrative Agent such Rents as are described in the Rent Demand.  All Rents collected by Administrative Agent, or Trustee acting on Administrative Agent’s behalf, shall be applied as provided for in Section 3.2 of this Mortgage; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Secured Indebtedness, shall bear interest at the Past Due Rate, and shall be immediately due and payable.  The entrance upon and possession of the Property, the collection of Rents, and the application thereof as set forth above shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any action pursuant to such notice.  Failure or discontinuance by

Administrative Agent, or Trustee on Administrative Agent’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Administrative Agent, or Trustee on Administrative Agent’s behalf, of the right, power, and authority herein conferred upon it.  Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Administrative Agent, or Trustee on Administrative Agent’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Mortgage, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Property or any collateral given by Grantor to Administrative Agent.  In addition, from time to time, Administrative Agent may elect, and notice hereby is given to each lessee of such right, to subordinate the lien of this Mortgage to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election, the lien of this Mortgage shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance, such subordination will not affect or be applicable to (and will expressly exclude any) lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant, and other rights, titles, interests, or estates of any nature regarding all or any portion of the Property to the extent that the same may have arisen or intervened during the period between the recordation of this Mortgage and the execution of the Lease identified in such instrument of subordination.

3.4                               Reliance Upon Notice of Enforcement.  All Notices of Enforcement shall be delivered to lessees in accordance with the Act.  Upon receipt from Administrative Agent of a Notice of Enforcement, each lessee is authorized and directed to pay directly to Administrative Agent all Rents thereafter accruing, and the receipt of Rents by Administrative Agent shall be a release of such Lessee to the extent of all amounts so paid.  The receipt by a lessee of a Notice of Enforcement shall be sufficient authorization for such lessee to make all future payments of Rents directly to Administrative Agent and each such lessee shall be entitled to rely on the Notice of Enforcement and shall have no liability to Grantor for any Rents paid to Administrative Agent after receipt of the Notice of Enforcement.  Notwithstanding the provisions of Section 64.058 of the Act, Grantor agrees that Rents so received by Administrative Agent for any period prior to foreclosure under this Mortgage or acceptance of a deed in lieu of such foreclosure may be applied by Administrative Agent to the payment of the following (in such order and priority as Administrative Agent shall determine):  (a) all operating expenses of the Property; (b) all expenses incident to taking and retaining possession of the Property and/or collecting Rent as it becomes due and payable; and (c) the Secured Indebtedness.  The Secured Indebtedness will not be reduced under this Section 3.4 except to the extent, if any, that Administrative Agent actually receives and applies any Rents to the Secured Indebtedness, it being recognized that there is no obligation by Administrative Agent to do so.  Grantor further acknowledges that Administrative Agent shall have no obligation to apply any Rents received by Administrative Agent toward the expenses of protecting or maintaining the Property.  Without impairing its rights hereunder, Administrative Agent may, at its option, at any time and from time to time, release to Grantor any Rents so received by Administrative Agent.  As between Grantor and Administrative Agent, and any person claiming through or under Grantor, other than any lessee who has not received a Notice of Enforcement, this assignment is intended to be unconditional, presently, and immediately effective.  The Notice of Enforcement is intended solely for the benefit of the lessees and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a lessee who has not received such Notice of Enforcement.  It shall never be necessary for Administrative Agent to institute legal proceedings of any kind whatsoever to enforce the provisions of this Mortgage with respect to Rents.  GRANTOR SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENTS TO ADMINISTRATIVE AGENT HEREUNDER AND GRANTOR SHALL INDEMNIFY, DEFEND, AND HOLD FREE AND HARMLESS EACH LESSEE FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE, OR EXPENSE SUFFERED OR INCURRED BY SUCH LESSEE BY REASON OF SUCH LESSEE’S COMPLIANCE WITH ANY NOTICE OF ENFORCEMENT.

3.5                               Collection of Rent.  Upon the occurrence of an Event of Default or as otherwise provided in the Act or this Mortgage, (a) at any time during which Grantor is receiving Rents directly from any of the lessees under the Leases, Grantor shall, upon receipt of written direction from Administrative Agent, make demand and/or sue for all Rents due and payable under one or more Leases, as directed by Administrative Agent, as it becomes due and payable, including Rents that are past due and unpaid; and (b) if Grantor fails to take such action, or at any time during which Grantor is not receiving Rents directly from lessees under the Leases, Administrative Agent may, without obligation, demand, collect, and sue for, in its own name or in the name of Grantor, all Rents due and payable under the Leases, as they become due and payable, including Rents that are past due and unpaid.

3.6                               Leasing.  Grantor shall not accept any deposit or prepayment of rents under the leases for any rental period exceeding one (1) month without Administrative Agent’s prior written consent.  Grantor shall not lease the Property or any part of it except strictly in accordance with the Loan Agreement.

3.7                               Indemnification.  Failure or discontinuance by Administrative Agent, at any time or from time to time, to collect Rents shall not in any manner impair the subsequent enforcement by Administrative Agent of the right, power and authority herein conferred upon Administrative Agent.

3.8                               Waiver.  There shall be no merger of the leasehold estate, created by the Leases, with the fee estate of the Land without prior written consent of Administrative Agent.”

6.                                      Defined Terms.  Unless otherwise defined in this Modification, all undefined terms shall have the meanings given to them in the Mortgage or the Loan Agreement, as applicable.

7.                                      Effectiveness.  Except as otherwise expressly modified herein, all terms and provisions of the Mortgage shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

8.                                      Counterparts.  This Modification may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute a single instrument.

9.                                      Binding.  This Modification shall be binding upon, and shall inure to the benefit of, the parties respective heirs, representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Modification on the date first above written, to be effective as of the Effective Date.

GRANTOR:

BHFS III, LLC,
a Delaware limited liability company

By:
Michael O’Hanlon,
President and Chief Executive Officer

Address for Notices:

c/o Behringer Harvard Funds
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Gerald J. Reihsen, III
Telephone: (214) 655-1600
Telecopier: (214) 655-1610

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ADMINISTRATIVE AGENT and LENDER:

BANK OF AMERICA, N.A., individually
as Administrative Agent and Lender

By:
Michael Olson,
Senior Vice President

Address for Notices:

135 S. LaSalle St., Suite 900
Chicago, Illinois 60603
Attn: Michael Olson
Telephone: 314-904-9178
Facsimile: 312-992-9699

LENDER:

REGIONS BANK,
an Alabama state banking corporation

By:
Name:	B. Lynn Johnston
Title:	Senior Vice President

Address for Notices:

1111 West Mockingbird Lane, 12th Floor
Dallas, TX 75247
Attn: Lynn Johnston
Telephone: 214-678-3903
Facsimile: 214-678-3992

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ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the          day of December, 2012, by Michael O’Hanlon, as President and Chief Executive Officer of BHFS III, LLC, a Delaware limited liability company, on behalf of said limited liability company.

[ S E A L ]

Notary Public, In and For the State of Texas
Printed Name:

STATE OF ILLINOIS	§
§
COUNTY OF COOK	§

This instrument was acknowledged before me on December       , 2012, by Michael Olson, Senior Vice President of BANK OF AMERICA, N.A., a national association, in such capacity and on behalf of such association.

[ S E A L ]

Notary Public, In and For the State of Illinois
Printed Name:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on December       , 2012, by                                 ,                                  of REGIONS BANK, an Alabama state banking corporation, in such capacity and on behalf of such banking corporation.

[ S E A L ]

Notary Public, In and For the State of Texas
Printed Name:

Exhibit “A”

Description of the Easement Estate

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being all of Lot F1-9, Block F-1, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas.